UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th St.
Redmond, Washington		98052
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2022, Paymentus Holdings, Inc. (the “Company”) entered into a warrant agreement (the “Warrant Agreement”) with JPMC Strategic Investments I Corporation (the “Holder”) in connection with an amendment to the Company’s existing commercial agreement with JPMorgan Chase Bank, National Association, an affiliate of the Holder (“JPMC”). Pursuant to the Warrant Agreement, the Company agreed to issue to the Holder one or more warrants to purchase shares of the Company’s Class A common stock (“Common Stock”) at an exercise price of $10.10 per share (the “Warrant Price”). Upon execution of the Warrant Agreement, the Company issued to the Holder a warrant to purchase 171,127.5 shares of Common Stock (the “Signing Date Warrant”). The maximum number of shares issuable pursuant to the Warrant Agreement is 684,510 shares of Common Stock. The issuance of additional warrants in the future and the actual number of shares of Common Stock issuable pursuant such warrants under the Warrant Agreement is tied to the achievement of certain commercial milestones through December 31, 2026 pursuant to the commercial agreement, as amended, with JPMC. Each warrant issued under the Warrant Agreement is immediately exercisable, permits cashless exercise, may be exercised in whole or in part and generally expires seven years from the date of issue.

The number of shares of Common Stock for which a warrant is exercisable may be adjusted upon any event involving a reclassification, exchange, combination, substitution or replacement of the Common Stock. In addition, the Company (or its successor) may elect to pay the Holder cash in exchange for the termination of outstanding warrants in the event of certain acquisition transactions involving the Company. The Warrant Agreement provides certain piggyback registration rights to the Holder under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant Agreement also limits the Holder’s ability to transfer the warrants without the consent of the Company and compliance with applicable securities laws.

The issuance of the Signing Date Warrant and any future warrants under the Warrant Agreement will be made in a private placement transaction, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated under that section.

A copy of the Warrant Agreement (including the form of warrant) is filed herewith as Exhibit 10.1. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 15, 2022, the Board of Directors of the Company (the “Board”) appointed Paul Seamon as the Company’s Interim Chief Financial Officer, effective September 9, 2022. On August 25, 2022, the Compensation Committee of the Board (the “Committee”) approved an additional compensation package for Mr. Seamon to reflect his expanded role and additional responsibilities as Interim Chief Financial Officer. In considering the additional compensation for Mr. Seamon, the Committee considered the recommendation of Dushyant Sharma, the Company’s President and Chief Executive Officer, and data provided by Compensia, the Committee’s independent compensation consultant.

Mr. Seamon will receive a bonus of $100,000 payable on September 9, 2023, the anniversary date of his appointment to Interim Chief Financial Officer, subject to his continued employment with the Company as Interim Chief Financial Officer, Chief Financial Officer, or his positon as of August 25, 2022. In addition, Mr. Seamon will receive an award of 8,177 restricted stock units (“RSUs”), with a grant date value of $100,000. Each RSU represents the right to receive one share of the Common Stock upon vesting. The RSUs were granted on August 25, 2022. The RSUs will vest in full on September 9, 2023, the anniversary date of Mr. Seamon’s appointment to Interim Chief Financial Officer, subject to Mr. Seamon’s continued service to the Company through the vesting date. The RSU Awards were granted pursuant to, and in accordance with, the terms of the Company’s 2021 Equity Incentive Plan and the form of Restricted Stock Unit Award Agreement (the “RSU Agreement”), which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2022.

Item 9.01. Financial Statements and Exhibits.

10.1	Warrant Agreement, dated as of August 29, 2022, by and between Paymentus Holdings, Inc. and JPMC Strategic Investments I Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENTUS HOLDINGS, INC.

Date:	August 30, 2022	By:	/s/ Dushyant Sharma
Dushyant Sharma Chairman, President and Chief Executive Officer